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                                                                     Exhibit 3.1

Company Number : 3608347


                         The Companies Acts 1985 to 1989


                             ARTICLES OF ASSOCIATION

                                     - OF -

                             TOWN PAGES HOLDINGS PLC

         (as adopted by Special Resolution passed on 15th December 1998)



                                 INTERPRETATION

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1.

(A) The regulations in Table A in the Companies (Table A to F) Regulations 1985 do not apply to the company.

(B)      In these regulations:-

         "THE ACT" means the Companies Act 1985 including any statutory modification or re-enactment thereof and statutory instrument relevant thereto or derived therefrom for the time being in force.

         "THE ARTICLES" means the articles of the company.

         "CLEAR DAYS" in relation to the period of notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

         "EXECUTED" includes any mode of execution whether under seal or under hand.

         "HOLDER" in relation to shares means the member whose name is entered in the register of members as the holder of the shares.



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         Unless the context otherwise requires, words or expressions contained in these regulations bear the same meaning as in the Act but (as in force when these regulations become binding on the company).

         Words denoting the singular include the plural and vice versa. Words denoting the masculine include the feminine and neuter. Words denoting persons include corporations.

         A special or extraordinary resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of the articles or the Act.


                                  SHARE CAPITAL

2.       (a)   The authorised share capital of the company at the date of adoption of this Article was (pound)5,200,000 divided into 20,000,000 Ordinary Shares of 1p each ("Ordinary Shares") and 5,000,000 Series A Preferred Shares of (pound)1 each ("Preferred Shares").

         (b) Subject to the provisions of the Act and without prejudice to any rights attached to any existing shares, any share may be issued with such rights or restrictions as the company may by ordinary resolution determine.


         (c) The directors are generally and unconditionally empowered pursuant to section 95 of the Act to allot equity securities (within the meaning of section 94 of the Act) for cash or such other consideration as the directors in their absolute discretion shall think fit as if sub-section (1) of section 89 of the Act did not apply to any such allotment up to an aggregate nominal value authorised but unissued share capital of the company such authority to expire unless previously renewed on 31 December 2003, save that the directors may notwithstanding such expiry allot relevant securities under this authority in pursuance of an offer or agreement made by the company before the expiry of this authority.

3. Subject to the provisions of the Act, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the company or the holder on such terms and in such manner as may be provided by the articles.

4. The company may exercise the powers of paying commissions conferred by the Act. Subject to the provisions of the Act, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

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5.       Except as required by law, no person shall be recognised by the company as holding any share upon any trust and (except as by the articles or by law otherwise provided) the company shall not be bound by or recognise any interest in any share except an absolute right to the entirety thereof in the holder.

6.       RIGHTS ATTAINING TO SHARES

         The special rights and restrictions attached to and binding or respectively the Preferred Shares and the Ordinary Shares are as follows:

         (a)      Income:                   Preferred Shares

         (i) The Preferred Shares shall confer on the holders thereof the right, in priority to any other shares of the company, to receive and the company shall pay out of the distributable profits of the company a fixed cumulative cash dividend (the "Preferred Dividend") of 9p (inclusive of any deduction required to be made for tax) per share per annum in respect of each Preferred Share.

         (ii) The Preferred Dividend shall accrue from day to day and shall be paid in arrears by two equal instalments on 30 April 1999 and 31 October of each year, the first payment being on 30 April 1999 in respect of the period from the date of allotment of Preferred Shares to 30 April 1999.

         (b)      Income:           Ordinary Shares

                  The balance of any profits resolved to be distributed
in any financial year or period shall be distributed amongst the holders of the Ordinary Shares pari passu

         (c)      Capital:                  All classes of share

                  On a return of capital on liquidation or otherwise, the assets of the company remaining after payment of its debts and liabilities (other than those below mentioned) shall be applied in the following manner and order or priority:-

                  (i) first, in paying to the holders of the Preferred Shares all unpaid arrears and accruals of the Preferred Dividend calculated down to the date of the return on the Preferred Shares and to be paid irrespective of whether such dividend has been declared or earned or not;

                  (ii) second, in paying to the holders of the Preferred Shares the amount paid up or credited as paid up thereon including any


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                                    premium;

                  (iii) finally, in paying any balance to the holders of the Ordinary Shares in proportion to the amounts paid up or credited as paid up thereon including any premium.

         (d)      Redemption:               Preferred Shares

                                    Subject to the provisions of the Act, the company shall redeem the Preferred Shares for the time being outstanding at any time after the expiry of one year from the effective date of the first registration statement in Form F-1 filed by the company with the Securities and Exchange Commission of the USA under the Securities Act of 1933 of the USA, upon agreement in writing being reached thereto between the company and the holder.


         (e)      Conversion:          The Preferred Shares shall be converted
                                       into Ordinary Shares of 1p each on the
                                       giving by any holder thereof notice (a
                                       "Conversion Notice") specifying the
                                       number of Preferred Shares which the
                                       holder wishes to convert at any time
                                       after the middle market price at which
                                       the Ordinary Shares shall be traded
                                       shall achieve a price equal to or
                                       greater than 120% of the price at which
                                       those shares were offered pursuant to
                                       a first registration statement on Form
                                       F-1 filed with the Securities and
                                       Exchange Commission in the United
                                       States of America pursuant to the
                                       Securities Act of 1933 of the United
                                       States of America (the "Offering
                                       Price"). Forthwith upon receipt by the
                                       company of a Conversion Notice together
                                       with certificates in respect of at
                                       least the nominal value Preferred
                                       Shares to which reference is made in
                                       the Conversion Notice, the company
                                       shall forthwith procure the
                                       conversion of the said number of
                                       Preferred Shares into Ordinary
                                       Shares on the following basis.

                                               X
                                               Y     =        Z

                                    Where      X =   the number of Preferred
                                                     Shares specified in the
                                                     Conversion Notice


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                                               Y =   120 % of the Offering Price

                                               Z     = number of
                                                     Ordinary Shares of
                                                     1p each

                                       and the registration of the giver of
                                       the Conversion Notice as the holder
                                       of the appropriate number of
                                       Ordinary Shares (and Preferred
                                       Shares, if any) and a certificate
                                       (or certificates) in respect
                                       thereof.


         (f)      Voting:           Preferred Shares

                  The holders of the Preferred Shares shall be entitled to receive notice of and to attend either in person or by proxy at any General Meetings of the company but shall not be entitled to vote thereat (either personally or by proxy).

         (g)      Voting:           Ordinary Shares

                  The holders of the Ordinary Shares shall have the right to receive notice of and attend and vote at all general Meetings of the company. Each holder or Ordinary Shares present in person or by proxy or by representative shall be entitled on a show of hands to one vote and on a poll to one vote for each Ordinary Share held by him.

         (h)      Class Consents:                    Preferred Shares

                  Without prejudice to the restrictions contained in these Articles as to the modification of the rights attached to classes of shares, the consent or sanction of the holders of the Preferred Shares (given in accordance with Article 7) shall be required:-

                  (i) to the creation allotment or issue of any shares or securities by the company or to the grant of any option or other right to require the allotment or issue of the same or to the modification variation alteration or abrogation of the rights attached to any of the classes of share capital of the company or the consolidation or sub-division or other re-organisation of the company's share capital or any part thereof; or

                  (ii) to the passing of any resolution amending the Memorandum or Articles including this Article; or

                  (iii)             to the purchase or redemption of or to any



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                                    distribution of capital profits or reserves
                                    of the company in respect of any shares in the capital of the company otherwise than in accordance with the provisions of these Articles;

                  (iv) to the passing of any resolution to wind up the company otherwise than by reason of insolvency;

                  (v) to the disposal of the whole or a substantial part of the company or its subsidiaries or any share capital of the company or its subsidiaries;

                               VARIATION OF RIGHTS

7. Unless otherwise provided by the rights attached to any shares, those rights shall be deemed to be varied by the reduction of the capital paid up on the shares and by the allotment of further shares ranking in priority for payment of a dividend or in respect of capital or which confer on the holders voting rights more favourable than those conferred by such first mentioned shares, but shall not otherwise be deemed to be varied by the creation or issue of further shares.

                               SHARE CERTIFICATES

8. Every member, upon becoming the holder of any shares, shall be entitled without payment to one certificate for all the shares of each class held by him (and, upon transferring a part of his holding of shares of any class, to a certificate for the balance of the holding) or several certificates each for one or more of his shares upon payment for every certificate after the first of such reasonable sum as the directors may determine. Every certificate shall be executed by the company, and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon. The company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

9.       (a)   If a share certificate is defaced, worn-out, lost or
               destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of the expenses reasonably incurred by the company in investigating evidence as the directors may determine but otherwise free of charge, and (in the case of defacement or wearing-out) on delivery up of the old certificate.

         (b)   Notwithstanding the terms of articles 8 and 9(a)



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               above, where, in accordance with the terms of Article 9(c)
               hereof, any shares or other securities of the Company are issued, transferred, registered or otherwise dealt with in uncertificated form, any references in these articles requiring title to shares or other securities to be evidenced by or transferred by reference to share certificates or any other form of written instrument shall not apply and the holding, transfer, recording of title to and, registration of, uncertificated securities issued by the Company will be governed by reference to the provisions of Article 9(c) hereof.

         (c)   (i)      Nothing in these articles shall preclude any
                        share or other security of the Company from being issued, held, registered, converted, transferred or otherwise dealt with in an uncertificated form in accordance with the Uncertificated Securities
                        Regulations 1995 (or any alteration thereof having the force of law in this article) (the "Regulations") and any rules or requirements laid down from time to time by the relevant system operated by Crest Co. Limited in the terms of the Regulations ("CREST") or any other relevant system operated pursuant to the Regulations.

               (ii) In relation to any share or other security which is in uncertificated form, the articles of association shall have effect subject tot the provisions of the Regulations and (so far as consistent with them) to the following provisions:

                        (a) the Company shall not be obliged to issue a certificate evidencing title to shares and all references to a certificate in respect of any shares or securities held in uncertificated form in these articles shall be deemed inapplicable to such shares or securities which are in uncertified form and furthermore shall be interpreted as a reference to such form of evidence of title to uncertificated share or securities as the Regulations prescribe or permit;

                        (b) the registration of title to and transfer of any shares or securities in an uncertificated form shall be effected in accordance with the Regulations and there shall be no requirement for a written instrument of transfer;

                        (c) a properly authenticated dematerialised instruction given in accordance with the Regulations shall be given effect in accordance with the Regulations;


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                        (d)   any communication required or permitted by
                              these articles to be given by a person to the company may be given in accordance with an in any manner (whether or not in writing) prescribed or permitted by the Uncertificated Securities Regulations;

                        (e) if a situation arises where any provision of these articles is inconsistent in any respect with the terms of the Regulations in relation to shares or securities of the company which are in an uncertificated form then:-

                              (i)    the Regulations will be given effect
                                     thereto in accordance with their
                                     terms; and

                              (ii)   the directors shall have power to
                                     implement any procedures they may
                                     think fit and as may accord with the
                                     Regulations for the recording and
                                     transferring of title to shares and
                                     securities in uncertificated form
                                     and for the regulation of those
                                     proceedings and the persons
                                     responsible for or involved in their
                                     operation;

                        (iii) the directors shall have the specific powers to elect, without further consultation with the holders of any shares or securities of the company (except where such shares or securities are constituted by virtue of some other deed, document or other source), that any single or all classes of shares and securities of the company become capable of being traded in uncertificated form in accordance with the Regulations on CREST or any other Operator of a relevant system.

                                      LIEN

10. The company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share. The directors may at any time declare any share to be wholly or in part exempt from the provisions of this regulation. The company's lien on a share shall extend to all moneys payable in respect of it.


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11.      The company may sell in such manner as the directors
         determine any shares on which the company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after notice has been given to the holder of the share or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the shares may be sold.

12. To give effect to a sale the directors may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The title of the transferee to the shares shall not be affected by any irregularity in the proceedings in reference to the sale.

13. The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable, and any residue shall (upon surrender to the company for cancellation of the certificate for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

                         CALLS ON SHARES AND FORFEITURE

14. Subject to the terms of allotment, the directors may make calls upon the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium) and each member shall (subject to receiving at least fourteen clear days' notice specifying when and where payment is to be made) pay to the company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may, before receipt by the company of a sum due thereunder, be revoked in whole or part and payment of a call may be postponed in whole or part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

15. A call shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed.

16. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

17. If a call remains unpaid after it has become due and payable the person from whom the sum is due shall pay interest on the unpaid sum from the day it became due until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is



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         fixed, at the appropriate rate (as defined by the Act) but the directors may waive payment of the interest wholly or in part.

18. A sum payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of the articles shall apply as if that sum had become due and payable by virtue of a call.

19. Subject to the terms of allotment, the directors may make arrangements on the issue of shares for a difference between the holders in the amounts and times of payment of calls on their shares.

20. If a call remains unpaid after it has become due and payable the directors may give to the person from whom it is due not less than fourteen clear days' notice requiring payment of the amount unpaid together with any interest which may have accrued. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

21. If the notice is not complied with any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the directors and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

22. Subject to the provisions of the Act, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine either to the person who was before the forfeiture the holder or to any other person, and at any time before sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the directors think fit. Where for the purposes of its disposal a forfeited share is to be transferred to any person the directors may authorise some person to execute an instrument of transfer of the share to that person.

23. A person any of whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the company for cancellation the certificate for the shares forfeited but shall remain liable to the company for all moneys which at the date of forfeiture were presently payable by him to the company in respect of those shares with interest at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the appropriate rate (as defined in the Act) from the date of forfeiture until payment but the directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on



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         their disposal.

24. A statutory declaration by a director or the secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture or disposal of the share.

                               TRANSFER OF SHARES

25. The instrument of transfer of a share may be in any usual form or in any other form which the directors may approve and shall be executed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee. The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the register of members in respect thereof.

26. The directors may, in their absolute discretion and without giving any reason, refuse to register the transfer of a share which is not fully paid or on which the company has a lien but, if they do so, they shall within two months after the date on which the transfer was lodged with the company send to the transferee notice of the refusal.

27. The directors may also decline to recognise an instrument of transfer unless:-

         (a) it is lodged duly stamped at the office or at such other place as the directors may appoint and is accompanied by the certificate for the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer;

         (b)      it is in respect of only one class of shares; and

         (c)      it is in favour of not more than four transferees;

                  OR, if the transferee is a person known to be a minor, bankrupt or a person who is mentally disordered as a patient for the purpose of any statute relating to mental health.

         If the directors refuse to register a transfer of a share, they shall within two months after the date on which the transfer was lodged with the company send to the transferee



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notice of the refusal.

         The directors shall not refuse to register a transfer if to do so would prevent dealings in the shares on an open and proper basis.

28. The registration of transfers of shares or of transfers of any class of shares may be suspended at such times and for such periods (not exceeding thirty days in any year) as the directors may determine.

29. No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.

30. The company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

                             TRANSMISSION OF SHARES

31. If a member dies the survivor, or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the company as having any title to his interest; but nothing herein contained shall release the estate of a deceased member from any liability in respect of any share which has been jointly held by him.

32. A person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as the directors may properly require, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the share to the person. All the articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member had not occurred.

33. A person becoming entitled to a share in consequence of the death or bankruptcy of a member shall have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before being registered as the holder of the share, be entitled in respect of it to attend or vote at any meeting of the company or at any separate meeting of the holders of any class of shares in the company.

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                              ALTERATION OF CAPITAL

34.      The company may from time to time by ordinary resolution:-


         (a) increase the share capital by new shares of such amount as the resolution prescribes;

         (b) consolidate and divide all or any of the share capital into shares of larger amount than its existing shares;

         (c) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled, and

         (d) subdivide its shares, or any of them, into shares of smaller amount than is fixed by the Articles (provided that the proportion between the amount paid and the amount, if any, unpaid on each reduced share must be the same as on the share from which the reduced share is derived), and so that the resolution whereby any share is subdivided may determine that, as between the holders of the shares resulting from such subdivision, one or more of the shares may, as compared with the others, have any such preferred, deferred, or other special rights or be subject to any such restrictions, as the company has power to attach to unissued or new shares.

35. Whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the company) and distribute the net proceeds of sale in due proportion among those members, and the directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

36. Subject to the provisions of the Act, the company may by special resolution reduce its share capital, any capital redemption reserve, and any share premium account in any way.

         If there shall be in issue any shares convertible into equity share capital of the company of the class proposed to be purchased, then the company shall not purchase or enter into a contract under which it will or may purchase

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         such equity shares unless either the terms of issue of
         such convertible shares include provisions permitting the company to purchase its own equity shares or the purchase, or contract, has first been approved by an extraordinary resolution passed at a separate meeting of the holders of such convertible shares.


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                             PURCHASE OF OWN SHARES

37. Subject to the provisions of the Act, the company may purchase its own shares (including any redeemable shares) and make a payment in respect of the redemption or purchase of its own shares out of (or otherwise than out of) distributable profits of the company or the proceeds of a fresh issue of shares made for the purpose.

                                GENERAL MEETINGS

38. All general meetings other than annual general meetings shall be called extraordinary general meetings.

39. The directors may call general meetings and, on the requisition of members pursuant to the provisions of the Act, shall forthwith proceed to convene an extraordinary general meeting for a date not later than eight weeks after receipt of the requisition. If there are not within the United Kingdom sufficient directors to call a general meeting, any director or any member of the company may call a general meeting.

                           NOTICE OF GENERAL MEETINGS

40. An annual general meeting and an extraordinary general meeting called for the passing of a special resolution shall be called by at least twenty-one clear days' notice, and all other extraordinary general meetings shall be called by at least fourteen clear days' notice; but a general meeting may be called by shorter notice if it is so agreed:-

         (a) in the case of an annual general meeting, by all the members entitled to attend and vote thereat; and

         (b) in the case of a general meeting for the passing of a special resolution by a majority in number of the members having a right to attend and vote at the meeting being a majority holding:-

                  (i) such percentage (being not less than ninety-five per cent) in nominal value of the shares giving that right as may be specified in or for the time being determined by the company for the purposes of any elective resolution of the company for the time being in force passed in accordance with the Act for the purposes of either or both of sections 369(4) and 378(3) of the Act; or

                  (ii) if no election as is referred to in the immediately preceding sub-regulation subsists, not less than ninety-five per cent in nominal value of the shares giving that right; and

         (c) in the case of any other meeting by a majority in number of the members having a right to attend and vote at the meeting being a majority holding:-

                  (i) such percentage (being not less than ninety-five per cent) in nominal value of the shares giving that right as may be specified in or for the time being determined by the company for the purposes of any elective resolution of the company for the time being in force passed in accordance with the Act for the purposes of section 369(4) of the Act; or

                  (ii) if no election as is referred to in the immediately preceding sub-regulation subsists, not less than ninety-five per cent in nominal value of the shares giving that right not less than ninety-five per cent in nominal value of the shares giving that right.

         The notice shall specify the time and place of the meeting and the general nature of the business to be transacted and, in the case of an annual general meeting, shall specify the meeting as such.

         Subject to the provisions of the articles and to any restrictions imposed on any shares, the notice shall be given to all the members, to all persons entitled to a share in consequence of the death or bankruptcy of a member and to the directors and auditors.

41. The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

42. No business shall be transacted at any meeting unless a quorum is present. Two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation, shall be a quorum.

43. If such a quorum is not present within half an hour from the time appointed for the meeting, or if during a meeting a quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week at the same time and place, or to such time and place as the directors may determine. If at the adjourned meeting a quorum is not present within fifteen minutes from the time appointed for the meeting, one person entitled to be counted in a quorum present at the meeting shall be a quorum.

44. The chairman, if any, of the board of directors or in his absence some other director nominated by the directors shall preside as chairman of the meeting, but if neither the chairman nor such other director (if any) be present within fifteen minutes after the time appointed for holding the meeting and willing to act, the directors present shall elect one of their number to be chairman and, if there is only one director present and willing to act, he shall be chairman.

45. If no director is willing to act as chairman, or if no director is present within fifteen minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of their number to be chairman.

46. A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the company.

47. The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen days or more, at least seven clear days' notice shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any such notice of an adjournment.

48. A resolution put to the vote of a meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded.

         Subject to the provisions of the Act, a poll may be demanded:-

         (a)      by the chairman; or

         (b) by at least two members having the right to vote at the meeting; or

         (c) by a member representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

         (d) by a member holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right;

         and a demand by a person as proxy for a member shall be the same as a demand by the member.


49. Unless a poll is duly demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

50. The demand for a poll may, before the poll is taken, be withdrawn with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

51. A poll shall be taken as the chairman directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

52. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a casting vote in addition to any other vote he may have.

53. A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time and place as the chairman directs not being more than thirty days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

54. No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days' notice shall be given specifying the time and place at which the poll is to be taken.

55. A resolution in writing signed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting duly convened and held and may consist of one or more documents in like form each signed by or on behalf of one or more members. In the case of a corporation a resolution in writing may be signed on its behalf by a director or the secretary thereof or by its duly appointed attorney or duly authorised representative. If the resolution in writing is described as a special resolution it shall have effect accordingly.

                                VOTES OF MEMBERS

56. Subject to any rights or restrictions attached to any shares, on a show of hands every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative or proxy, not being himself a member entitled to vote, shall have one vote, and on a poll every member shall have one vote for every 1p in nominal value of the ordinary shares of which he is the holder.

57. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and seniority shall be determined by the order in which the names of the holders stand in the register of members.

58. A member in respect of whom an order has been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised in that behalf appointed by that court, and any such receiver, curator bonis or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the directors of the authority of the person claiming to exercise the right to vote shall be deposited at the office, or at such other place as is specified in accordance with the articles for the deposit of instruments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

59. Unless the directors otherwise determine, no member shall vote at any general meeting, either in person or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.

60. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

61. On a poll votes may be given either personally or by proxy. A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses the same way.

62. The instrument appointing a proxy shall be in writing in any usual form or in any other form which the directors may approve and shall be executed by or on behalf of the appointor. A member may appoint more than one proxy to attend on the same occasion. Deposit of an instrument of proxy shall not preclude a member from attending and voting at the meeting or at any adjournment thereof.

63. The instrument appointing a proxy and any authority under which it is executed or a copy of such authority certified notarially or in some other way approved by the directors may:-

         (a) be deposited at the office or at such other place within the United Kingdom as is specified in the notice convening the meeting or in any instrument of proxy sent out by the company in relation to the meeting not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

         (b) in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded, and not less than 24 hours before the time appointed for the taking of the poll; or

         (c) where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director.

64. A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of the determination was received by the company at the office, or at such other place at which the instrument of proxy was duly deposited, before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

65. Any corporation which is a member of the company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the company or of any class of members of the company but so that without prejudice to the generality of the foregoing or of section 375 of the Act any director or the secretary of any member of the company which is a corporation shall be deemed to be a duly authorised representative of that member. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual member of the company and such corporation shall for the purposes of the articles be deemed to be present in person at any such meeting if a person so authorised is present thereat.

                               NUMBER OF DIRECTORS

66. Unless otherwise determined by ordinary resolution, the number of directors (other than alternate directors) shall not be subject to any maximum but shall be not be less than two nor more than ten.

                               ALTERNATE DIRECTORS

67. Any director (other than an alternate director) may by writing under his hand and deposited at the office or delivered at a meeting of the directors appoint any other director, or any other person approved by resolution of the directors and willing to act, to be an alternate director and may in like manner remove from office an alternate director so appointed by him.

68. An alternate director shall be entitled to receive notice of all meetings of directors and of all meetings of committees of directors of which his appointor is a member, to attend and vote at any such meeting at which the director appointing him is not personally present, and, save as otherwise provided in the articles, generally to perform all the functions of his appointor as a director in his absence but shall not be entitled to receive any remuneration from the company for his services as an alternate director. But it shall not be necessary to give notice of such a meeting to an alternate director who is absent from the United Kingdom.

69. An alternate director shall cease to be an alternate director if his appointor ceases to be a director; but, if a director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an alternate director made by him which was in force immediately prior to his retirement shall continue after his reappointment.

70. Any appointment or removal of an alternate director shall be by notice signed by the director making or revoking the appointment or in any other manner approved by the directors.

71. Save as otherwise provided in the articles, an alternate director shall be deemed for all purposes to be a director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him.

                               POWERS OF DIRECTORS

72. Subject to the provisions of the Act and Article 73, the memorandum of association of the company and the articles and to any elective resolution for the time being in force made in accordance with section 379A of the Act and to any directions given by special resolution, the business of the company shall be managed by the directors who may exercise all the powers of the company. No alteration of the memorandum of association or articles and no such direction shall invalidate any prior act of the directors which would have been valid if that alteration had not been made and that direction had not been given. The powers given by this regulation shall not be limited by any special power given to the directors by the articles and a meeting of directors at which a quorum is present may exercise all powers exercisable by the directors.

                                BORROWING POWERS

73. Subject to the limitations noted below, the directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital or any part or parts thereof, and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the company or of any third party. The directors shall restrict the borrowings of the company and exercise all voting and other rights, powers or control or rights of influence exercisable by the company and any of its subsidiaries or in relation to its subsidiaries so that the aggregate amount for the time being outstanding of all money borrowed by the company and for the time being owing to persons outside the company and its subsidiaries shall not at any time without the previous sanction of an ordinary resolution of the shareholders of the company exceed the sum of two times the net assets of the company as set out in the last audited balance sheet.

                         DELEGATION OF DIRECTORS' POWERS

74.      The directors may delegate any of their powers:-

         (a) to any managing director or any director holding any other executive office; and/or

         (b)      to any committee consisting of one or more directors.

         The delegation may be made subject to any conditions the directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by the articles regulating the proceedings of directors so far as they are capable of applying.

75. The directors may, by power of attorney or otherwise, appoint any person to be the agent of the company for such purposes and on such conditions as they determine, including authority for the agent to delegate all or any of his powers.

                     APPOINTMENT AND RETIREMENT OF DIRECTORS

76.      (a)      At the first annual general meeting all the directors
                  shall retire from office, and at every subsequent annual general meeting one-third of the directors who are subject to retirement by rotation or, if their number is not three or a multiple of three, the number nearest one-third shall retire from office; but, if there is only one director who is subject to retirement by rotation, he shall retire.

         (b) Subject to the provisions of the Act, the directors to retire by rotation shall be those who have been longest in office since their last appointment or reappointment, but as between persons who became or were last reappointed directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot.

         (c) If the company, at the meeting at which a director retires by rotation, does not fill the vacancy the retiring director shall, if willing to act, be deemed to have been reappointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the reappointment or the director is put to the meeting and lost.

         (d) No person other than a director retiring by rotation shall be appointed or reappointed a director at any general meeting unless-

                  (i)      he is recommended by the directors; or

                  (ii) not less than fourteen nor more than thirty-five clear days before the date appointed for the meeting, notice executed by a member qualified to vote at the meeting has been given to the company of the intention to propose that person for appointment or reappointment stating the particulars which would, if he were so appointed or reappointed, be required to be included on the company's register of directors together with notice executed by that person of his willingness to be appointed or reappointed.

         (e) Not less than seven nor more than twenty-eight clear days before the date appointed for holding a general meeting notice shall be given to all who are entitled to receive notice of the meeting of any person (other than a director retiring by rotation at the meeting) who is recommended by the directors for appointment or reappointment as a director at the meeting or in respect of whom notice has been duly given to the company of the intention to propose him at the meeting for appointment or reappointment as a director. The notice shall give the particulars of that person which would, if he were so appointed or reappointed, be required to be included in the company's register of directors.

77. The company may by ordinary resolution appoint any person to be a director either to fill a vacancy or as an additional director. Without prejudice thereto the directors may appoint a person to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number fixed by or in accordance with the articles as the maximum number of directors. A director so appointed shall hold office only until the next following annual general meeting and, if not then reappointed, shall vacate office. Such a director shall not be taken into account in determining the number of directors.

                    DISQUALIFICATION AND REMOVAL OF DIRECTORS

78.      (a)      The office of a director shall be vacated if:-

                  (i) he ceases to be a director by virtue of any provision of the Act or the articles or he becomes prohibited by law from being a director; or

                  (ii) he becomes bankrupt, has a receiving order made against him or makes any arrangement or composition with his creditors generally; or

                  (iii)he is, or may be, suffering from mental disorder
                           and either:-

                           (a) he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or in Scotland in an application for admission under the Mental Health (Scotland) Act 1960; or

                           (b)      an order is made by a court having
                                    jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

                  (iv)     he resigns his office by notice to the company;

                           or

                  (v) he shall for more than six consecutive months have been absent without permission of the directors from meetings of directors held during that period and the directors resolve that his office be vacated; or

                  (vi) he is removed from office by notice in writing served upon him signed by all his co-directors at a time when the number of directors holding office is not less than three.

         (b) Without prejudice to any other provisions of the articles governing the appointment and removal of directors any member or members holding alone or together a majority in nominal value of such of the issued share capital for the time being of the company as carries the right to attend and vote at all general meetings of the company may by memorandum in writing signed by or on behalf of him or them and delivered to the office or tendered at a meeting of the directors, at any time and from time to time:

                  (i) appoint any person to be a director either to fill a casual vacancy or as an addition to the existing directors provided that such appointment does not cause the number of directors to exceed any number fixed in accordance with the articles as the maximum number of directors; and

                  (ii)     remove any director from office howsoever appointed.

         (c) The removal from office pursuant to regulation 78(a)(vi) or 78(b) of any director who holds an executive office which thereby automatically determines shall be deemed an act of the company and shall have effect accordingly.

                            REMUNERATION OF DIRECTORS

79. The ordinary remuneration of the directors will be determined by the directors but shall not in the aggregate exceed(pound)250,000 per annum (disregarding any compensatioN payable to executive directors in their capacity as executives) or such higher amount as may from time to time be determined by an ordinary resolution of the company.
         Such remuneration shall (unless such resolution otherwise provides) be divisible among the directors as they may agree or, failing agreement, equally except that any director who shall hold office for only part of the period with respect to which such remuneration is payable shall be entitled only to rank in such division for a proportion of remuneration related to the period during which he has held office. Any director who holds any executive office (including for this purpose the office of Chairman or Deputy Chairman of the board of directors whether or not such office is held in an executive capacity) or who serves on any committee of the directors, or who otherwise performs services which in the opinion of the directors are outside the scope of the ordinary duties of a director, may be paid such extra remuneration by way of salary, commission or otherwise or may receive such other benefits as the directors may determine. The directors may repay to any director all reasonable expenses as he may incur in attending and returning from meetings of the directors or of any committee of the directors or shareholders' meetings or otherwise in connection with the business of the company.

                               DIRECTORS' EXPENSES

80. The directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of directors or committees of directors or general meetings or separate meetings of the holders of any class of shares or of debentures of the company or otherwise in connection with the discharge of their duties.

                      DIRECTORS' APPOINTMENTS AND INTERESTS

81. Subject to the provisions of the Act, the directors may appoint one or more of their number to the office of managing director or to any other executive office under the company and may enter into an agreement or arrangement with any director for his employment by the company or for the provision by him of any services outside the scope of the ordinary duties of a director. Any such appointment, agreement or arrangement may be made upon such terms as the directors determine and they may remunerate any such director for his services as they think fit. Any appointment of a director to an executive office shall terminate if he ceases for any reason whatsoever to be a director but without prejudice to any claim to damages for breach of any contract of service between the director and the company.

82. Subject to the provisions of the Act, a director may notwithstanding his office and provided that he has disclosed to the directors the nature and extent of any interest:-

         (a) be a party to, or otherwise interested in, any contract, transaction or arrangement with the company or in which the company is otherwise interested; and

         (b) be a director or other officer of, or employed by, or a party to any contract, transaction or arrangement with, or otherwise interested in, any body corporate promoted by the company or in which the company is otherwise interested;

         (c) (or any firm of which he is a partner, employee or member) act in a professional capacity for the company (other than as auditor) and be remunerated therefor and shall not (save as otherwise agreed by him) be accountable to the company for any benefit which he derives from any such contract, transaction or arrangement or from any such office or employment or from any interest in any such body corporate or for such remuneration. No such contract, transaction or arrangement shall be liable to be avoided on the grounds of any such interest or benefit.

83. Provided that, where it is necessary, he declares the nature of his interest at a meeting of directors as required by the Act, a director shall not by reason of his office be accountable to the company for any benefit which he derives from any office or employment to which the articles allow him to be appointed or from any transaction or arrangement or from any interest in any body corporate in which the articles allow him to be interested and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

84.      For the purposes of the immediately preceding regulation:-

         (A) a general notice given to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified; and

         (B) an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

                       DIRECTORS' GRATUITIES AND PENSIONS

85. The company may provide benefits, whether by the payment of gratuities or pensions or other retirement, superannuation, death or disability benefits to (or to any person in respect of) any director or ex-director of the company or any subsidiary and for the purpose of providing any such gratuities, pensions, or other benefits to contribute to such scheme or to pay premiums.

                            PROCEEDINGS OF DIRECTORS

86.      (a)      Subject to the provisions of the articles, the directors
                  may regulate their proceedings as they think fit. A director may, and the secretary at the request of a director shall, call a meeting of the directors. Notice of any meeting of the directors (or any committee of the directors) may be given by telephone, facsimile electronic mail transmission or by telex.
                  Any director may waive notice of any meeting and any such waiver may be retroactive. Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote. A director who is also an alternate director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

         (b) The contemporaneous linking together by telephone or similar communicating equipment of the company secretary and directors or members of a committee of the directors being in number not less than the quorum required for the transaction of the business of the directors or such committee, whether in the United Kingdom or elsewhere in the world, shall be deemed to constitute a meeting of the directors (or as the case may be a meeting of such committee), so long as the following conditions are met:-

                  (i) all the directors or members of the committee of the directors for the time being entitled to receive notice of any meeting of the directors or of such committee (including any alternate director) shall be entitled to notice of any such meeting and to be linked by telephone for the purpose of such meeting;

                  (ii) subject as provided in sub-regulation (D) each of the directors or members of such committee taking part and the company secretary must be able to hear each of such other persons taking part throughout the meeting;

                  (iii) at the commencement of the meeting each participant must acknowledge his presence to all the other persons taking part in such meeting;

                  (iv) unless he has previously obtained the consent of the chairman of the meeting a person may not leave the meeting by disconnecting his telephone and shall conclusively be presumed to have been present and to have formed part of the quorum throughout the meeting. The meeting shall be deemed to have been validly conducted notwithstanding that a participant's telephone is accidentally disconnected during the meeting, and


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                           the proceedings thereof shall be deemed to be as
                           valid as if the telephone had not been
                           disconnected;

                  (v) a minute of the proceedings shall be sufficient evidence thereof and of the observance of all necessary formalities if signed by the chairman of such meeting.

87. The quorum for the transaction of the business of the directors may be fixed by the directors and unless so fixed at any other number shall be two. A director or a member of a committee of the directors shall be treated as present at a meeting of the directors or any such committee notwithstanding that he is not physically present if he is in communication with the meeting by telephone or similar communicating equipment. A director or a member of a committee of the directors who is in communication as aforesaid shall be counted as part of the quorum for such meeting. A person who holds office only as an alternate director shall, if his appointor is not present, be counted in the quorum.

88. The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number, but, if the number of directors is less than the number fixed as the quorum, the continuing directors or director may act only for the purpose of filling vacancies or of calling a general meeting.

89. The directors may appoint one of their number to be the chairman of the board of directors and may at any time remove him from that office. The director so appointed shall preside at every meeting of directors at which he is present but if there is no director holding that office, or if the director holding it is unwilling to preside or is not present within five minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chairman of the meeting.

90. All acts done by a meeting of directors, or of a committee of directors, or by a person acting as a director shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director and had been entitled to vote.

91. A resolution in writing signed by all the directors entitled to receive notice of a meeting of directors or of a committee of directors shall be as valid and effectual as if it had been passed at a meeting of directors or (as the

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




         case may be) a committee of directors duly convened and held and may consist of several documents in the like form each signed by one or more directors but a resolution signed by an alternate director need not also be signed by his appointor and, if it is signed by a director who has appointed an alternate director, it need not be signed by the alternate director in that capacity.

92. Except as otherwise provided below, a director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has any material interest otherwise than by virtue of interests in shares or debentures or other securities of, or otherwise in or through, the company. A director shall not be counted in the quorum of a meeting in relation to any resolution on which he is not entitled to vote. Provided that a director has disclosed the nature and extent of his interests, a director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters:

         (a) the giving of any security, guarantee, or indemnity with respect to (a) money lent or obligations incurred by him or by any other person at the request of or for the benefit of the company or any of its subsidiaries, or (b) a debt or other obligation of the company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

         (b) any proposal concerning an offer of shares or debentures or other securities of or by the company or any of its subsidiaries in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

         (c) any proposal concerning any other body corporate in which he is interested, directly or indirectly, and whether as an officer or shareholder or otherwise, provided that he (together with persons connected with him within the meaning of Section 346 of the Act) does not have any interest (as that term is used in Sections 198 to 211 of the Act) in 1% or more of the issued equity share capital of any class of such body corporate (or of any third company through which his interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purpose of the Articles to be a material interest in all circumstances);

         (d) any proposal relating to an arrangement for the benefit of the employees of the company or any of its

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




                  subsidiaries which does not award him any privilege or benefit not generally awarded to the employees to whom such arrangement relates; and

         (e) any proposal concerning insurance which the company proposes to maintain or purchase for the benefit of directors or for the benefit of persons who include directors.

93. A director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

94. The company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of the articles prohibiting a director from voting at a meeting of directors or of a committee of directors.

95. Where proposals are under consideration concerning the appointment of two or more directors to offices or employments with the company or any body corporate in which the company is interested the proposals may be divided and considered in relation to each director separately and (provided he is not for another reason precluded from voting) each of the directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

96. If a question arises at a meeting of directors or of a committee of directors as to the right of a director to vote, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive.

                                    SECRETARY

97. Subject to the provisions of the Act, the secretary shall be appointed by the directors for such term, at such remuneration and upon such conditions as they may think fit; and any secretary so appointed may be removed by them.


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



                                     MINUTES

98. The directors shall cause minutes to be made in books kept for the purpose:-

         (a)      of all appointments of officers made by the directors;
                  and

         (b) of all proceedings at meetings of the company, of the holders of any class of shares in the company, and of the directors, and of committees of directors, including the names of the directors present at each such meeting.

                                    THE SEAL

99.      (a)      No instrument shall be executed by the company otherwise
                  than by the authority of the directors or of a committee of directors authorised by the directors. The directors may determine who shall sign any instrument to which the seal is affixed and except as otherwise so determined it shall be signed by a director and by the secretary or by a second director.

         (b) Any instrument signed by a director and by the secretary or by a second director and expressed (in whatever form of words) to be executed by the company shall have the same effect as if executed under the seal.

                                    DIVIDENDS

100. Subject to the provisions of the Act, the company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the directors.

101. Subject to the provisions of the Act, the directors may pay interim dividends if it appears to them that they are justified by the profits of the company available for distribution. If the share capital is divided into different classes, the directors may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear. The directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

102. Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. Subject as aforesaid, all dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

103. The directors may deduct from any dividend or other moneys payable to any member in respect of a share any moneys presently payable by him to the company in respect of that share.

104. A general meeting declaring a dividend may, upon the recommendation of the directors, direct that it shall be satisfied wholly or partly by the distribution of assets and, where any difficulty arises in regard to the distribution, the directors may settle the same and in particular may issue fractional certificates and fix the value for distribution of any assets and may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

105. Any dividend or other moneys payable in respect of a share may be paid by cheque sent by post to the registered address of the person entitled or, if two or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of that one of those persons who is first named in the register of members or to such person and to such address as the person or persons entitled may in writing direct. Every cheque shall be made payable to the order of the person or persons entitled or to such other person as the person or persons entitled may in writing direct and payment of the cheque shall be a good discharge to the company. Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share.

106. No dividend or other moneys payable in respect of a share shall bear interest against the company unless otherwise provided by the rights attached to the share.

107. Any dividend which has remained unclaimed for twelve years from the date when it became due for payment shall, if the

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




         directors so resolve, be forfeited and cease to remain owing by the company.

                                    ACCOUNTS

108. No member shall (as such) have any right of inspecting any accounting records or other book or document of the company except as conferred by statute or authorised by the directors or by ordinary resolution of the company.

                            CAPITALISATION OF PROFITS

109. The directors may with the authority of an ordinary resolution of the company:-

         (a) subject as hereinafter provided, resolve to capitalise any undivided profits of the company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the company's share premium account or capital redemption reserve;

         (b) appropriate the sum resolved to be capitalised to the members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other; but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this regulation, only be applied in paying up unissued shares to be allotted to members credited as fully paid;

         (c) resolve that any shares so allotted to any member in respect of a holding by him of any partly paid shares shall rank for dividend only to the extent that the latter shares rank for dividend;

         (d) make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable under this regulation in fractions; and

         (e) authorise any person to enter on behalf of all the members concerned into an agreement with the company providing for the allotment to them respectively, credited as fully paid, of any shares or debentures to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such members.

                                     NOTICES

110. Any notice to be given to or by any person pursuant to the articles shall be in writing except that a notice calling a meeting of the directors need not be in writing. The company may give any notice to a member either personally or by sending it by post in a prepaid envelope addressed to the member at his registered address or by leaving it at that address. In the case of joint holders of a share, all notices shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders. A member whose registered address is not within the United Kingdom and who gives to the company an address within the United Kingdom at which notices may be given to him shall be entitled to have notices given to him at that address, but otherwise no such member shall be entitled to receive any notice from the company.

111. A member present, either in person or by proxy, at any meeting of the company or of the holders of any class of shares in the company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

112. Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register of members, has been duly given to a person from whom he derives his title.

113. Proof that the envelope containing a notice was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given. A notice shall be deemed to be given at the expiration of 48 hours after the envelope containing it was posted.

114. A notice may be given by the company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by the articles for the giving of notice to a member, addressed to them or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description at the address, if any, within the United Kingdom supplied by them for that purpose by the persons claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

                                   WINDING UP

115. If the company is wound up, the liquidator may, with the sanction of an extraordinary resolution of the company and any other sanction required by the Act, divide among the members in specie the whole or any part of the assets of the company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he with the like sanction determines, but no member shall be compelled to accept any assets upon which there is liability.

                             INDEMNITY AND INSURANCE

116. Subject to the provisions of the Act, every director, secretary, or other officer of the company (excluding auditors) shall be indemnified by the company out of its own funds against and/or exempted by the company from all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office, including
         (without prejudice to the generality of the foregoing) any liability incurred by him in investigating, preparing for, and defending any inquiries or investigation, claim or proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer, director, or employee of the company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by a court. In that regard, the company shall have the power to advance funds to any such officer, director or employee in payment of all costs, charges, losses, expenses, and liabilities incurred by him in investigating, preparing for, or defending any such inquiries, investigations, claims or proceedings whatsoever. In addition, the board of directors shall have power to purchase and maintain insurance for or for the benefit of any person who is or was at any time a director or officer of any "Relevant Company" (as defined below) or who is or was at any time a trustee of any pension fund or employees' share scheme in which employees of any Relevant

         Company are interested including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution and/or discharge of his or her duties and/or in the exercise or purported exercise of his or her powers and/or otherwise in relation to his or her duties, power, or offices in relation to any Relevant Company, or any such pension fund or employees' share scheme. For these purposes, "Relevant Company" shall mean the company, any holding company of the company or any other body, whether or not incorporated in which the company or such holding company or any of the predecessors of the company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the company, or any subsidiary of the company, or of such other body.